Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 6,382,756,789.46	0.0001381	$ 881,458.71
Fees Previously Paid
	Total Transaction Valuation:	$ 6,382,756,789.46
	Total Fees Due for Filing:			$ 881,458.71
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 0.00
	Net Fee Due:			$ 881,458.71
Offering Note
[1]	(1) Title of each class of securities to which the transaction applies: (1) "Class A common stock," $0.0001 par value per share, of OneStream, Inc. (the "Company"); (2) "Class B common stock," $0.0001 par value per share, of the Company; (3) "Class C common stock," $0.0001 par value per share, of the Company; (4) "Class D common stock," $0.0001 par value per share, of the Company; (5) "common units" of OneStream Software LLC. (2) Aggregate number of securities to which transaction applies computed pursuant to Rule 0-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"): As of January 23, 2026, the maximum number of securities to which this transaction applies is estimated to be 321,642,697, which consists of: (1) 95,446,407 shares of Class A common stock entitled to receive the per share price of $24.00; (2) 0 shares of Class B common stock entitled to receive the Class B/C per share price of $0.0001 (3) 55,694,730 shares of Class C common stock entitled to receive the Class B/C per share price of $0.0001, subject to applicable vesting terms and conditions; (4) 94,533,081 shares of Class D common stock entitled to receive the per share price of $24.00; (5) 55,694,730 common units entitled to receive the per unit price of $24.00, subject to applicable vesting terms and conditions; (6) 5,786,306 shares of common stock of the Company underlying outstanding restricted stock units of the Company entitled to receive a value equal to the product of the number of shares of common stock underlying the outstanding restricted stuck unit and the per share price of $24.00, subject to applicable vesting terms and conditions; (7) 14,204,518 shares of common stock of the Company underlying outstanding stock options of the Company entitled to receive the per share price of $24.00 (calculated after factoring in the exercise price of such stock options); and (8) 282,925 shares of common stock estimated to be issued under the Company's employee stock purchase plan prior to or in connection with the transaction and entitled to receive the per share price of $24.00. (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 of the Exchange Act: Estimated solely for the purposes of calculating the filing fee, as of January 23, 2026, the underlying value of the transaction was calculated based on the sum of: (1) the product of 95,446,407 outstanding shares of Class A common stock and the per share price of $24.00; (2) the product of 0 shares of Class B common stock and the Class B/C per share price of $0.0001; (3) the product of 55,694,730 shares of Class C common stock and the Class B/C per share price of $0.0001; (4) the product of 94,533,081 shares of Class D common stock and the per share price of $24.00; (5) the product of 55,694,790 OneStream Software LLC common units and the per unit price of $24.00; (6) the product of 5,786,306 shares of common stock of the Company underlying outstanding restricted stock units of the Company and the per share price of $24.00; (7) the product of 14,204,518 shares of common stock of the Company underlying outstanding stock options of the Company and the per share price of $24.00; and (8) the product of 282,925 shares of common stock estimated to be issued under the Company's employee stock purchase plan prior to or in connection with the transaction and the per share price of $24.00. (4) In accordance with Section 14(g) of the Exchange Act and Exchange Act Rule 0-11, the filing fee was determined by multiplying the proposed maximum aggregate value of the transaction as calculated in note (3) above by 0.0001381.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A